Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS FOURTH QUARTER 2014 EARNINGS
• Same-store Adjusted EBITDA Increased 24%
• Common Stock Dividend Doubled
• The Knickerbocker Opened this Month
IRVING, Texas, February 26, 2015 - FelCor Lodging Trust Incorporated (NYSE: FCH) reported operating results for the fourth quarter and year ended December 31, 2014.
Fourth Quarter Highlights

•	Same-store RevPAR increased 11.2%; comparable core RevPAR increased 9.3%.

•	Adjusted FFO per share improved to $0.15, a 200% increase from the same quarter in 2013.

•	Adjusted EBITDA increased $6.2 million to $49.4 million; same-store Adjusted EBITDA increased $9.3 million, or 23.8%, to $48.4 million.

•	Net income per share increased $0.24 from the same quarter in 2013.

•	Quarterly common dividend was doubled to $0.04 per share.

•
Two non-strategic hotels were sold for gross proceeds of $46.4 million in the quarter and two additional non-strategic hotels were sold in February for total gross proceeds of $63.6 million; four other non-strategic hotels are currently under contract or in negotiations to be sold (one with a non-refundable deposit).

“I am very pleased with our performance in the fourth quarter. Same-store Adjusted EBITDA and RevPAR increased significantly and exceeded our expectations. This performance reflects our progress toward building a superior portfolio and enhancing returns on our investments, which continues to drive our ability to outperform the industry,” said Richard A. Smith, President and Chief Executive Officer of FelCor.
Mr. Smith added, “We have only six remaining non-strategic hotels, which we will sell shortly, thus completing our portfolio repositioning plan. We expect our high-quality and well-positioned portfolio to continue outperforming the industry. That outperformance, combined with the ongoing ramp-up of the Wyndham portfolio, the opening and ramp-up of the Knickerbocker and the significant reduction in interest expense, will drive incremental shareholder value well into the future. In addition, we are positioned to pursue future opportunities that build upon our substantial accomplishments.”

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Hotel Results

	Fourth Quarter
	2014	2013	Change
Comparable hotels (37)
RevPAR	$124.98	$114.68	9.0%
Total hotel revenue, in millions	$168.0	$154.9	8.4%
Hotel EBITDA, in millions	$43.1	$36.1	19.2%
Hotel EBITDA margin	25.7%	23.3%	232 bps

Wyndham Hotels (8)
RevPAR	$109.29	$88.30	23.8%
Total hotel revenue, in millions	$30.8	$24.5	25.4%
Hotel EBITDA, in millions	$10.9	$8.8	24.0%
Hotel EBITDA margin	35.3%	35.7%	(37) bps

Same-store hotels (45)
RevPAR	$122.04	$109.79	11.2%
Total hotel revenue, in millions	$198.8	$179.4	10.8%
Hotel EBITDA, in millions	$54.0	$44.9	20.2%
Hotel EBITDA margin	27.1%	25.0%	212 bps
RevPAR for our 31 comparable core hotels (our 39 core hotels excluding the eight Wyndham hotels that were converted from Holiday Inn on March 1, 2013) increased 9.3% compared to the same period in 2013.
RevPAR for our 37 comparable hotels (31 comparable core hotels plus six non-strategic hotels) was $124.98, a 9.0% increase compared to the same period in 2013. The change reflects a 5.2% increase in ADR to $170.73 and a 3.6% increase in occupancy to 73.2%. Hotel EBITDA for our 37 comparable hotels was $43.1 million, a 19.2% increase, and Hotel EBITDA margin was 25.7% during the quarter, a 232 basis point increase.
RevPAR for the eight Wyndham hotels increased 23.8%, compared to the same period in 2013. We expect our Wyndham hotels’ revenues and EBITDA will continue to grow meaningfully during 2015, as transitional disruption subsides. Wyndham Worldwide Corporation has guaranteed minimum annual NOI for these hotels over the ten-year term of the management agreements. We recorded $3 million of the guaranty for the three months ended December 31, 2013, compared to $748,000 for the three months ended December 31, 2014 (which affected margin comparisons for the eight hotels). For the year ended December 31, 2014, Wyndham paid $1.3 million under the guaranty compared to $8 million for 2013, as the hotels’ operating performance improved significantly.
RevPAR for our 45 same-store hotels (37 comparable hotels plus our Wyndham hotels) was $122.04, an 11.2% increase compared to the same period in 2013. The change reflects a 5.6% increase in ADR to $169.07 and a 5.3% increase in occupancy to 72.2%.
See page 15 for hotel portfolio composition and pages 16-18 and 22-23 for more detailed hotel portfolio operating data.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Fourth Quarter Operating Results

	Fourth Quarter
$ in millions, except for per share information	2014	2013	Change
Same-store Adjusted EBITDA	$48.4	$39.1	23.8%
Adjusted EBITDA	$49.4	$43.2	14.3%
Adjusted FFO per share	$0.15	$0.05	$0.10
Net income (loss) per share	$0.00	$(0.24)	$0.24

Same-store Adjusted EBITDA was $48.4 million, a 23.8% increase from the same period in 2013. Adjusted EBITDA (which includes Adjusted EBITDA from sold hotels) was $49.4 million, a 14.3% increase for the same period in 2013.
Adjusted FFO was $18.5 million ($0.15 per share), compared to $6.3 million ($0.05 per share) for the same period in 2013. Net income attributable to common stockholders was $567,000 ($0.00 per share) in 2014, compared to a net loss of $29.5 million ($0.24 per share) for the same period in 2013. Net income in 2014 included a $15.6 million net gain on the sale of our consolidated hotels. Net loss in 2013 included a $1.1 million impairment charge offset by a $373,000 net gain on the sale of our consolidated hotels.
Full Year Operating Results
RevPAR for 45 same-store hotels increased 10.5% in 2014 to $128.82 compared to 2013. RevPAR for 37 comparable hotels (excluding our eight Wyndham hotels) increased 8.9% in 2014 to $132.32, compared to 2013. The change reflects a 6.3% increase in ADR to $172.17 and a 2.5% increase in occupancy to 76.9%. Total revenue for the 37 comparable hotels increased 8.4% to $693.5 million from 2013. RevPAR for our 31 comparable core hotels (excluding our eight Wyndham and six remaining non-strategic hotels) increased 9.2%, while RevPAR for our six non-strategic hotels increased 5.8%.
Adjusted EBITDA (which includes Adjusted EBITDA from sold hotels) increased 10.3% in 2014 to $220.9 million. Same-store Adjusted EBITDA increased 20.6% in 2014 to $209.6 million from 2013.
Adjusted FFO was $82.2 million ($0.65 per share) compared to $48.7 million ($0.39 per share) in 2013. Net income attributable to common stockholders was $53.4 million ($0.43 per share) in 2014, compared to a net loss of $100.2 million ($0.81 per share) in 2013. Net income in 2014 included a $66.7 million net gain on the sale of our consolidated hotels, a $30.2 million gain on the sale of our interest in unconsolidated hotels, and a $20.7 million gain on the fair value remeasurement of previously unconsolidated entities. Net loss in 2013 included a $28.8 million impairment loss, partially offset by a $19.4 million net gain on the sale of our consolidated hotels.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 18 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Portfolio Repositioning
Since December 2010, we have sold 34 non-strategic hotels for total gross proceeds of $698 million (includes our pro rata share) as part of our portfolio repositioning program. We expect to complete this program in the next few months.
During 2014, we moved closer to completing the program by selling eight hotels, including two in the fourth quarter (the 395-room Sheraton-Atlanta Airport and the 208-room DoubleTree Suites-Charlotte SouthPark), for total gross proceeds of $169.0 million.
Earlier this month, we sold two hotels (the 225-room Embassy Suites-Raleigh and the 536-room Westin-Dallas Park Central) for total gross proceeds of $63.6 million.
We have six non-strategic hotels remaining to be sold, of which we have agreed to sell three (the 261-room Embassy Suites-San Antonio Airport, the 216-room Embassy Suites-San Antonio Northwest, and the 288-room Holiday Inn-Orlando Airport) for total gross proceeds of $62 million (we hold a non-refundable deposit for one of these hotels). We are negotiating a contract to sell one more hotel. We began marketing the final two hotels last month.
Capital Expenditures
During the quarter, we invested $18.6 million in capital improvements at our hotels (excluding the Knickerbocker). During 2015, we plan to invest approximately $45 million in capital improvements and renovations, concentrated at five hotels, as part of our long-term capital plan. Please see page 13 of this release for more detail on renovations.
Knickerbocker
The Knickerbocker Hotel (www.TheKnickerbocker.com), located in the heart of Times Square on the corner of 42nd Street and Broadway in New York City, opened on February 12, 2015.
The newly redeveloped hotel boasts 330 spacious guest rooms, including 31 suites, a state-of-the-art fitness center, a 2,200 square-foot event space, upscale food and dining options, and a spectacular 7,500 square-foot rooftop bar and terrace with unrivaled views of New York City’s skyline. The 4+ star luxury property is a member of The Leading Hotels of the World.
As of December 31, 2014, we have invested $138.0 million (excluding initial acquisition costs and capitalized interest) to redevelop the property.
We expect the Knickerbocker will generate approximately $10 million of EBITDA during 2015.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Balance Sheet
At December 31, 2014, we had $1.6 billion of consolidated debt bearing a 5.4% weighted-average interest rate and a seven-year weighted-average maturity. We had $47.1 million of cash and cash equivalents and $20.5 million of restricted cash, of which $6.3 million secured our Knickerbocker construction loan.
We will use proceeds from selling the remaining non-strategic hotels at December 31, 2014 (six current, plus two sold this month) to repay $69 million of non-cross-collateralized debt encumbering five of these hotels, with the remaining proceeds applied to our $140 million term loan and borrowings under our line of credit.
Common Dividend
During the fourth quarter, we doubled our quarterly dividend to $0.04 per share. Future quarterly common stock dividends will be determined by our Board of Directors based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.
Outlook
Our 2015 outlook reflects continuing strong lodging industry fundamentals. We expect continued robust demand growth reflecting strength in both the leisure and corporate segments. We expect occupancy will increase, as demand growth broadly outpaces new supply. Average occupancy for the U.S. is expected to reach a new record in early 2015, allowing for strong ADR growth. Our projected RevPAR growth exceeds projected overall industry RevPAR growth because of our high-quality and diverse portfolio, overweighted to higher growth markets with favorable fundamentals.
Our outlook assumes we sell eight remaining non-strategic hotels during 2015 (including two already sold in February). The low end of our guidance assumes that all of the remaining six non-strategic hotels are sold in the first quarter. The high end of our guidance assumes that one of the remaining six is sold in the first quarter, three are sold in the second quarter and two are sold in the third quarter. Our outlook assumes EBITDA for the Wyndham hotels equals the amount guaranteed by Wyndham.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

During 2015, we expect:

•	RevPAR for same-store hotels will increase 8.0 - 9.0%;

•	Adjusted EBITDA will be $234.5 million - $246.5 million;

•	Adjusted FFO per share will be $0.80 - $0.88;

•	Net income attributable to FelCor will be $19.2 million - $28.6 million; and

•	Interest expense, including our pro rata share from joint ventures, will be $86.0 million - $87.8 million.

The following table reconciles our Adjusted EBITDA outlook (in millions):

	Low	Middle	High
2014 Same-store Adjusted EBITDA (45 hotels)	$209.6	$209.6	$209.6
EBITDA from remaining asset sales (6 hotels)	(16.1)	(16.1)	(16.1)
2014 Core Adjusted EBITDA (39 hotels)	$193.5	$193.5	$193.5
2015 Growth (including Knickerbocker)	36.0	39.5	43.0
2015 Core Adjusted EBITDA (40 hotels)	$229.5	$233.0	$236.5
2015 EBITDA of non-strategic hotels(a)	5.0	7.0	10.0
2015 Adjusted EBITDA	$234.5	$240.0	$246.5

(a)	Forecasted EBITDA for the eight non-strategic hotels from January 1, 2015 through the actual or assumed sale dates.

About FelCor
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our fourth quarter earnings Conference Call on Thursday, February 26, 2015 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three months and year ended December 31, 2014.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Hotel operating revenue:
Room	$157,177	$163,525	$713,213	$692,016
Food and beverage	38,064	39,011	157,607	151,233
Other operating departments	10,990	11,282	47,161	46,757
Other revenue	436	396	3,606	3,430
Total revenues	206,667	214,214	921,587	893,436
Expenses:
Hotel departmental expenses:
Room	42,799	44,734	188,465	184,840
Food and beverage	28,281	30,043	121,201	120,287
Other operating departments	4,914	5,179	22,210	21,954
Other property-related costs	54,239	58,159	238,170	238,115
Management and franchise fees	7,262	8,487	36,067	35,735
Taxes, insurance and lease expense	15,170	23,340	84,926	96,194
Corporate expenses	7,671	6,653	29,585	26,996
Depreciation and amortization	28,613	30,149	115,819	119,624
Impairment loss	—	—	—	24,441
Conversion expenses	—	—	—	1,134
Other expenses	4,078	1,913	17,952	8,749
Total operating expenses	193,027	208,657	854,395	878,069
Operating income	13,640	5,557	67,192	15,367
Interest expense, net	(19,051)	(25,330)	(90,695)	(103,787)
Debt extinguishment	(7)	—	(4,770)	—
Gain on sale of investment in unconsolidated entities, net	(8)	—	30,176	—
Gain from remeasurement of unconsolidated entities	4	—	20,737	—
Other gains, net	—	20	100	41
Income (loss) before equity in income from unconsolidated entities	(5,422)	(19,753)	22,740	(88,379)
Equity in income from unconsolidated entities	254	491	5,010	4,586
Income (loss) from continuing operations	(5,168)	(19,262)	27,750	(83,793)
Income (loss) from discontinued operations	(492)	(910)	(360)	18,010
Income (loss) before gain on sale of property	(5,660)	(20,172)	27,390	(65,783)
Gain on sale of property, net	16,123	—	66,762	—
Net income (loss)	10,463	(20,172)	94,152	(65,783)
Net loss (income) attributable to noncontrolling interests in other partnerships	133	161	(697)	3,782
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	(2)	145	(137)	497
Preferred distributions - consolidated joint venture	(349)	—	(1,219)	—
Net income (loss) attributable to FelCor	10,245	(19,866)	92,099	(61,504)
Preferred dividends	(9,678)	(9,679)	(38,712)	(38,713)
Net income (loss) attributable to FelCor common stockholders	$567	$(29,545)	$53,387	$(100,217)
Basic and diluted per common share data:
Income (loss) from continuing operations	$0.01	$(0.23)	$0.43	$(0.95)
Net income (loss)	$—	$(0.24)	$0.43	$(0.81)
Basic weighted average common shares outstanding	124,188	123,827	124,158	123,818
Diluted weighted average common shares outstanding	125,146	123,827	124,892	123,818

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2014	2013
Assets
Investment in hotels, net of accumulated depreciation of $850,687 and $929,801 at December 31, 2014 and 2013, respectively	$1,599,791	$1,653,267
Hotel development	297,466	216,747
Investment in unconsolidated entities	15,095	46,943
Hotels held for sale	47,145	16,319
Cash and cash equivalents	47,147	45,645
Restricted cash	20,496	77,227
Accounts receivable, net of allowance for doubtful accounts of $241 and $262 at December 31, 2014 and 2013, respectively	27,805	35,747
Deferred expenses, net of accumulated amortization of $17,111 and $20,362 at December 31, 2014 and 2013, respectively	25,827	29,325
Other assets	23,886	23,060
Total assets	$2,104,658	$2,144,280
Liabilities and Equity
Debt, net of discount of $4,714 at December 31, 2013	$1,585,867	$1,663,226
Distributions payable	13,827	11,047
Accrued expenses and other liabilities	135,481	150,738
Total liabilities	1,735,175	1,825,011
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 611 and 618 units issued and outstanding at December 31, 2014 and 2013, respectively	6,616	5,039
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 and 12,880 shares, liquidation value of $321,987 and $322,011, issued and outstanding at December 31, 2014 and 2013, respectively	309,337	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at December 31, 2014 and 2013	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,605 and 124,051 shares issued and outstanding at December 31, 2014 and 2013, respectively	1,246	1,240
Additional paid-in capital	2,353,666	2,354,328
Accumulated other comprehensive income	—	24,937
Accumulated deficit	(2,530,671)	(2,568,350)
Total FelCor stockholders’ equity	302,990	290,929
Noncontrolling interests in other partnerships	18,435	23,301
Preferred equity in consolidated joint venture, liquidation value of $42,094	41,442	—
Total equity	362,867	314,230
Total liabilities and equity	$2,104,658	$2,144,280

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	December 31, 2014	December 31, 2013
Line of credit	8	LIBOR + 3.375	June 2016(a)	$111,500	$88,000
Term loan	3	LIBOR + 2.50	July 2017(b)	140,000	—
Mortgage debt	4	LIBOR + 3.00	March 2017	64,000	—
Mortgage debt(c)	4	4.95	October 2022	124,278	126,220
Mortgage debt	1	4.94	October 2022	31,228	31,714
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Knickerbocker loan:(d)
Construction tranche	—	LIBOR + 4.00	May 2016	58,562	—
Cash collateralized tranche	—	LIBOR + 1.25	May 2016	6,299	64,861
Retired debt	—	—	—	—	302,431
Total	35			$1,585,867	$1,663,226

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt can be extended up to two years, subject to satisfying certain conditions.

(c)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(d)
In November 2012, we obtained an $85.0 million construction loan to finance the redevelopment of the Knickerbocker Hotel. This loan can be extended for one year subject to satisfying certain conditions. In 2014, we drew $58.6 million of the cash collateral to fund construction costs, leaving $6.3 million of cash collateral to be drawn before drawing on the remaining $20.1 million available under the construction loan.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	December 31, 2014
Debt	Balance	Encumbered Hotels
Line of credit	$112
Charleston Mills House - WYN, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Myrtle Beach Resort - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

Term loan	$140	New Orleans French Quarter - WYN, Phoenix Biltmore - ES, and San Francisco Union Square - MAR
Mortgage debt	$64	Austin Airport - ES, Chicago Lombard - ES, Raleigh - ES, and San Antonio NW - ES
Mortgage debt	$28	Napa Valley - ES
Mortgage debt	$35	Ft. Lauderdale - ES
Mortgage debt	$24	Birmingham - ES
Mortgage debt	$38	Minneapolis Airport - ES
Mortgage debt	$31	Deerfield Beach - ES
Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, LAX South - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Capital Expenditures
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Improvements and additions to majority-owned hotels	$18,117	$26,901	$83,664	$101,357
Partners’ pro rata share of additions to consolidated joint venture hotels	(27)	(88)	(308)	(521)
Pro rata share of additions to unconsolidated hotels	528	369	2,412	1,470
Total additions to hotels(a)	$18,618	$27,182	$85,768	$102,306

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation During 2014 – 2015

	Primary Areas	Start Date	End Date
Burlington - SH	guestrooms, exterior	Nov-2013	May-2014
San Francisco Fisherman’s Wharf - HI	guestrooms, public areas, F&B	Nov-2013	Mar-2014
San Diego - WYN(a)	guestrooms, public areas	Nov-2013	May-2014
San Francisco Waterfront-ES(b)	guestrooms, F&B	Dec-2013	Jul-2014
New Orleans - WYN(a)	guestrooms, public areas	May-2014	Oct-2014
Dallas Love Field - ES	guestrooms, F&B	Jun-2014	Sep-2014
Ft. Lauderdale - ES(c)	guestrooms	July-2014	Oct-2014
Myrtle Beach - HLT	meeting space, new F&B	Dec-2014	Feb-2015
LAX- ES(d)	public areas, F&B, meeting space	Feb-2014	May-2015
Nashville - HI	public areas, F&B, rooms	Aug-2014	June-2015
New Orleans - French Quarter Chateau Lemoyne - HI	guestrooms, public areas, exterior	May-2015	Dec-2015
Vinoy Resort & Golf Club - REN	meeting space, F&B, golf shop	Nov-2015	Jan-2016

(a)	Repositioning from Holiday Inn to Wyndham.

(b)	Public areas renovation completed in May 2013.

(c)	Public areas renovation completed in November 2013.

(d)	Guestrooms renovation completed in February 2013. Public areas and F&B completed in May 2014.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Supplemental Financial Data
(in thousands, except per share data)

	December 31,	December 31,
Total Enterprise Value	2014	2013
Common shares outstanding	124,605	124,051
Units outstanding	611	618
Combined shares and units outstanding	125,216	124,669
Common stock price	$10.82	$8.16
Market capitalization	$1,354,837	$1,017,299
Series A preferred stock(a)	309,337	309,362
Series C preferred stock(a)	169,412	169,412
Preferred equity - Knickerbocker joint venture, net(b)	39,370	—
Consolidated debt(b)	1,585,867	1,663,226
Noncontrolling interests of consolidated debt	(2,928)	(2,719)
Pro rata share of unconsolidated debt	17,096	73,179
Hotel development	(297,466)	(216,747)
Cash, cash equivalents and restricted cash(c)	(67,643)	(122,872)
Total enterprise value (TEV)	$3,107,882	$2,890,140

(a)	Book value based on issue price.

(b)	Book value based on issue price, net of noncontrolling interest.

(c)	Restricted cash includes $6.3 million of cash fully securing $6.3 million of outstanding debt assumed when we purchased the Knickerbocker Hotel.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Hotel Portfolio Composition
The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	2014 Hotel Operating Revenue (in thousands)	2014 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	18	4,982	$282,866	$95,000
Wyndham and Wyndham Grand(b)	8	2,528	125,354	43,126
Renaissance and Marriott	3	1,321	128,770	26,089
DoubleTree by Hilton and Hilton	3	802	45,383	15,484
Sheraton	2	673	39,639	10,623
Fairmont	1	383	53,451	10,011
Holiday Inn	2	968	51,511	8,967
Morgans and Royalton	2	285	33,895	3,314
Core hotels	39	11,942	760,869	212,614
Non-strategic hotels(c)	6	1,561	58,028	17,837
Same-store hotels	45	13,503	$818,897	$230,451

Market
San Francisco area	5	1,903	$139,692	$39,470
Boston	3	916	85,670	21,834
South Florida	3	923	55,561	17,009
Los Angeles area	2	481	28,696	12,406
Myrtle Beach	2	640	41,149	12,219
Philadelphia	2	728	38,680	9,631
Tampa	1	361	49,358	9,302
New York area	3	546	48,456	7,259
Austin	1	188	13,935	6,177
Atlanta	1	316	13,899	5,701
Other markets	16	4,940	245,773	71,606
Core hotels	39	11,942	760,869	212,614
Non-strategic hotels(c)	6	1,561	58,028	17,837
Same-store hotels	45	13,503	$818,897	$230,451

Location
Urban	17	5,310	$360,177	$97,594
Resort	9	2,733	203,370	51,684
Airport	8	2,621	136,144	43,208
Suburban	5	1,278	61,178	20,128
Core hotels	39	11,942	760,869	212,614
Non-strategic hotels(c)	6	1,561	58,028	17,837
Same-store hotels	45	13,503	$818,897	$230,451

(a)	Hotel EBITDA is more fully described on page 26.

(b)	These hotels were converted to Wyndham on March 1, 2013.

(c)	Excludes two hotels held for sale as of December 31, 2014, both of which were sold in February 2015.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

The following tables set forth occupancy, ADR and RevPAR for the three months and year ended December 31, 2014 and 2013, and the percentage changes therein for the periods presented, for our same-store hotels.
Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	76.2	73.4	3.8	79.0	76.7	3.0
Renaissance and Marriott	66.2	65.8	0.5	72.0	70.2	2.6
DoubleTree by Hilton and Hilton	65.0	59.1	9.9	73.6	68.3	7.7
Sheraton	66.2	63.1	4.9	69.4	68.0	2.0
Fairmont	70.1	70.3	(0.3)	74.4	74.2	0.4
Holiday Inn	74.1	69.8	6.2	77.6	78.0	(0.5)
Morgans and Royalton	91.2	90.9	0.3	87.9	87.6	0.4
Comparable core hotels (31)	73.1	70.4	3.8	76.8	74.8	2.7
Non-strategic hotels (6)(a)	73.7	72.2	2.1	77.0	76.2	1.1
Comparable hotels (37)	73.2	70.7	3.6	76.9	75.0	2.5
Wyndham and Wyndham Grand(b)	67.8	59.1	14.6	71.8	65.7	9.3
Same-store hotels (45)	72.2	68.5	5.3	75.9	73.3	3.6
	ADR ($)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	159.92	150.27	6.4	164.11	153.17	7.1
Renaissance and Marriott	221.53	208.65	6.2	223.51	209.58	6.6
DoubleTree by Hilton and Hilton	146.71	138.95	5.6	155.15	148.99	4.1
Sheraton	147.31	146.73	0.4	146.75	145.71	0.7
Fairmont	322.99	300.62	7.4	307.77	285.06	8.0
Holiday Inn	163.29	143.08	14.1	164.21	144.29	13.8
Morgans and Royalton	340.38	358.54	(5.1)	308.05	315.50	(2.4)
Comparable core hotels (31)	179.45	170.40	5.3	180.73	169.91	6.4
Non-strategic hotels (6)(a)	118.56	114.11	3.9	120.68	115.29	4.7
Comparable hotels (37)	170.73	162.22	5.2	172.17	162.03	6.3
Wyndham and Wyndham Grand(b)	161.26	149.34	8.0	158.35	144.37	9.7
Same-store hotels (45)	169.07	160.16	5.6	169.72	159.07	6.7
	RevPAR ($)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	121.87	110.36	10.4	129.71	117.55	10.4
Renaissance and Marriott	146.60	137.37	6.7	160.92	147.11	9.4
DoubleTree by Hilton and Hilton	95.32	82.16	16.0	114.12	101.71	12.2
Sheraton	97.49	92.54	5.4	101.78	99.09	2.7
Fairmont	226.48	211.36	7.2	229.14	211.41	8.4
Holiday Inn	121.07	99.94	21.1	127.41	112.52	13.2
Morgans and Royalton	310.34	325.78	(4.7)	270.69	276.27	(2.0)
Comparable core hotels (31)	131.21	120.03	9.3	138.84	127.13	9.2
Non-strategic hotels (6)(a)	87.41	82.38	6.1	92.95	87.83	5.8
Comparable hotels (37)	124.98	114.68	9.0	132.32	121.54	8.9
Wyndham and Wyndham Grand(b)	109.29	88.30	23.8	113.63	94.79	19.9
Same-store hotels (45)	122.04	109.79	11.2	128.82	116.54	10.5

(a)	Excludes two hotels held for sale as of December 31, 2014, both of which were sold in February 2015.

(b)	These hotels were converted to Wyndham on March 1, 2013.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	81.1	75.5	7.5	82.2	81.4	1.0
Boston	67.9	68.9	(1.4)	73.6	73.5	0.1
South Florida	81.3	78.4	3.7	83.4	81.4	2.5
Los Angeles area	67.9	76.7	(11.5)	80.1	82.2	(2.6)
Myrtle Beach	53.9	47.4	13.6	66.5	62.3	6.8
Philadelphia	61.6	62.5	(1.4)	69.7	66.3	5.2
Tampa	80.0	78.7	1.5	81.2	80.5	0.9
New York area	86.6	85.7	1.0	83.3	83.2	0.2
Austin	78.2	73.3	6.7	79.9	78.9	1.2
Atlanta	74.1	73.3	1.0	77.2	75.4	2.3
Other markets	69.3	66.3	4.5	73.1	69.6	5.0
Comparable core hotels (31)	73.1	70.4	3.8	76.8	74.8	2.7
	ADR ($)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	209.59	194.25	7.9	210.51	187.91	12.0
Boston	266.80	247.73	7.7	253.57	234.97	7.9
South Florida	157.24	143.52	9.6	160.25	147.49	8.7
Los Angeles area	143.85	131.43	9.4	145.73	136.89	6.5
Myrtle Beach	109.47	101.86	7.5	152.64	147.36	3.6
Philadelphia	174.98	171.14	2.2	164.54	166.52	(1.2)
Tampa	192.17	177.50	8.3	195.98	183.55	6.8
New York area	269.66	277.31	(2.8)	252.90	250.72	0.9
Austin	220.76	214.15	3.1	214.22	200.90	6.6
Atlanta	137.71	134.69	2.2	141.85	140.41	1.0
Other markets	145.66	139.35	4.5	150.64	143.47	5.0
Comparable core hotels (31)	179.45	170.40	5.3	180.73	169.91	6.4
	RevPAR ($)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	170.02	146.58	16.0	173.02	152.91	13.2
Boston	181.20	170.57	6.2	186.57	172.68	8.0
South Florida	127.80	112.51	13.6	133.64	120.00	11.4
Los Angeles area	97.63	100.79	(3.1)	116.68	112.54	3.7
Myrtle Beach	58.98	48.31	22.1	101.51	91.75	10.6
Philadelphia	107.71	106.88	0.8	114.69	110.32	4.0
Tampa	153.64	139.78	9.9	159.21	147.71	7.8
New York area	233.50	237.73	(1.8)	210.72	208.57	1.0
Austin	172.72	156.96	10.0	171.17	158.59	7.9
Atlanta	102.02	98.75	3.3	109.44	105.87	3.4
Other markets	100.92	92.42	9.2	110.08	99.88	10.2
Comparable core hotels (31)	131.21	120.03	9.3	138.84	127.13	9.2

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Comparable core hotels (31)	72.2	81.3	80.6	73.1
Non-strategic hotels (6)(a)	76.9	81.1	76.4	73.7
Comparable hotels (37)	72.9	81.3	80.0	73.2
Wyndham and Wyndham Grand (8)(b)	62.9	77.4	78.9	67.8
Same-store hotels (45)	71.0	80.5	79.8	72.2

	ADR ($)
	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Comparable core hotels (31)	176.24	182.53	184.02	179.45
Non-strategic hotels (6)(a)	123.14	120.70	120.29	118.56
Comparable hotels (37)	168.27	173.76	175.37	170.73
Wyndham and Wyndham Grand (8)(b)	144.62	164.91	160.19	161.26
Same-store hotels (45)	164.35	172.17	172.56	169.07

	RevPAR ($)
	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Comparable core hotels (31)	127.25	148.39	148.38	131.21
Non-strategic hotels (6)(a)	94.72	97.86	91.91	87.41
Comparable hotels (37)	122.62	141.20	140.35	124.98
Wyndham and Wyndham Grand (8)(b)	90.99	127.59	126.31	109.29
Same-store hotels (45)	116.70	138.65	137.72	122.04

(a)	Excludes two hotels held for sale as of December 31, 2014, both of which were sold in February 2015.

(b)	These hotels were converted to Wyndham on March 1, 2013.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended December 31,
	2014			2013
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$10,463			$(20,172)
Noncontrolling interests	131			306
Preferred dividends	(9,678)			(9,679)
Preferred distributions - consolidated joint venture	(349)			—
Net income (loss) attributable to FelCor common stockholders	567			(29,545)
Less: Dividends declared on unvested restricted stock	(3)			—
Basic earnings per share data	564	124,188	$—	(29,545)	123,827	$(0.24)
Restricted stock units	—	958	—	—	—	—
Diluted earnings per share data	564	125,146	—	(29,545)	123,827	(0.24)
Depreciation and amortization	28,613	—	0.23	30,149	—	0.24
Depreciation, discontinued operations and unconsolidated entities	496	—	—	3,263	—	0.03
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(15,682)	—	(0.13)	(373)	—	—
Gain on sale of investment in unconsolidated entities, net	8	—	—	—	—	—
Gain from remeasurement of unconsolidated entities	(4)	—	—	—	—	—
Other gains, net	—	—	—	(18)	—	—
Impairment loss, discontinued operations	—	—	—	1,089	—	0.01
Noncontrolling interests in FelCor LP	2	611	0.01	(145)	617	—
Dividends declared on unvested restricted stock	3	—	—	—	—	—
Conversion of unvested restricted stock and units	—	7	—	—	866	—
FFO	14,000	125,764	0.11	4,420	125,310	0.04
Hurricane and earthquake loss	348	—	—	—	—	—
Debt extinguishment	7	—	—	—	—	—
Debt extinguishment, unconsolidated entities	13	—	—	—	—	—
Severance costs	99	—	—	372	—	—
Variable stock compensation	1,103	—	0.01	590	—	—
Pre-opening costs, net of noncontrolling interests	2,925	—	0.03	939	—	0.01
Adjusted FFO	$18,495	125,764	$0.15	$6,321	125,310	$0.05

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Year Ended December 31,
	2014			2013
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$94,152			$(65,783)
Noncontrolling interests	(834)			4,279
Preferred distributions - consolidated joint venture	(1,219)			—
Preferred dividends	(38,712)			(38,713)
Net income (loss) attributable to FelCor common stockholders	53,387			(100,217)
Less: Dividends declared on unvested restricted stock	(8)			—
Less: Undistributed earnings allocated to unvested restricted stock	(20)			—
Basic earnings per share data	53,359	124,158	$0.43	(100,217)	123,818	$(0.81)
Restricted stock units	—	734	—	—	—	—
Diluted earnings per share data	53,359	124,892	0.43	(100,217)	123,818	(0.81)
Depreciation and amortization	115,819	—	0.93	119,624	—	0.97
Depreciation, discontinued operations and unconsolidated entities	6,891	—	0.06	15,996	—	0.13
Gain on sale of investment in unconsolidated entities, net	(30,176)	—	(0.24)	—	—	—
Gain from remeasurement of unconsolidated entities	(20,737)	—	(0.17)	—	—	—
Other gains, net	(100)	—	—	(37)	—	—
Other gains, discontinued operations	—	—	—	(59)	—	—
Impairment loss, net of noncontrolling interests in other partnerships	—	—	—	20,382	—	0.16
Impairment loss, discontinued operations	—	—	—	4,354	—	0.04
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(65,453)	—	(0.52)	(18,590)	—	(0.15)
Noncontrolling interests in FelCor LP	137	614	(0.01)	(497)	619	(0.01)
Dividends declared on unvested restricted stock	8	—	—	—	—	—
Conversion of unvested restricted stock and units	20	5	—	—	547	—
FFO	59,768	125,511	0.48	40,956	124,984	0.33
Acquisition costs	—	—	—	23	—	—
Hurricane and earthquake loss	348	—	—	—	—	—
Debt extinguishment, including discontinued operations, net of noncontrolling interests	4,850	—	0.03	—	—	—
Debt extinguishment, unconsolidated entities	168	—	—	—	—	—
Contract dispute contingency	5,850	—	0.05	—	—	—
Severance costs	928	—	0.01	3,268	—	0.02
Conversion expenses	—	—	—	1,134	—	0.01
Variable stock compensation	2,723	—	0.02	963	—	0.01
Pre-opening costs, net of noncontrolling interests	7,530	—	0.06	2,314	—	0.02
Adjusted FFO	$82,165	125,511	$0.65	$48,658	124,984	$0.39

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss)	$10,463	$(20,172)	$94,152	$(65,783)
Depreciation and amortization	28,613	30,149	115,819	119,624
Depreciation, discontinued operations and unconsolidated entities	496	3,263	6,891	15,996
Interest expense	19,058	25,349	90,743	103,865
Interest expense, discontinued operations and unconsolidated entities	216	868	1,896	3,496
Noncontrolling interests in other partnerships	133	161	(697)	3,782
EBITDA	58,979	39,618	308,804	180,980
Impairment loss, net of noncontrolling interests in other partnerships	—	—	—	20,382
Impairment loss, discontinued operations	—	1,089	—	4,354
Hurricane and earthquake loss	348	—	348	—
Debt extinguishment, including discontinued operations	7	—	4,850	—
Debt extinguishment, unconsolidated entities	13	—	168	—
Acquisition costs	—	—	—	23
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(15,682)	(373)	(65,453)	(18,590)
Gain on sale of investment in unconsolidated entities, net	8	—	(30,176)	—
Gain from remeasurement of unconsolidated entities	(4)	—	(20,737)	—
Other gains, net	—	(18)	(100)	(37)
Other gains, discontinued operations	—	—	—	(59)
Contract dispute contingency	—	—	5,850	—
Amortization of fixed stock and directors’ compensation	1,631	1,023	6,122	5,570
Severance costs	99	372	928	3,268
Abandoned projects	—	—	—	—
Conversion expenses	—	—	—	1,134
Variable stock compensation	1,103	590	2,723	963
Pre-opening costs, net of noncontrolling interests	2,925	939	7,530	2,314
Adjusted EBITDA	49,427	43,240	220,857	200,302
Adjusted EBITDA from hotels, sold and held for sale	(1,090)	(3,781)	(11,464)	(25,842)
Adjusted EBITDA from joint venture exchange	25	(379)	237	(656)
Same-store Adjusted EBITDA	$48,362	$39,080	$209,630	$173,804

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Same-store operating revenue:
Room	$151,613	$136,055	$634,892	$574,647
Food and beverage	36,434	33,226	140,156	127,234
Other operating departments	10,705	10,104	43,849	41,606
Same-store operating revenue	198,752	179,385	818,897	743,487
Same-store operating expense:
Room	41,213	36,891	166,534	152,724
Food and beverage	27,182	25,749	108,206	102,398
Other operating departments	4,733	4,573	20,401	19,320
Other property related costs	51,631	47,300	207,481	193,569
Management and franchise fees	7,018	7,005	32,043	29,396
Taxes, insurance and lease expense	13,018	12,968	53,781	52,032
Same-store operating expense	144,795	134,486	588,446	549,439
Hotel EBITDA	$53,957	$44,899	$230,451	$194,048
Hotel EBITDA Margin	27.1%	25.0%	28.1%	26.1%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Hotel EBITDA - Comparable core (31)	$38,979	$32,574	$169,488	$142,983
Hotel EBITDA - Non-strategic (6)(a)	4,115	3,565	17,837	16,015
Hotel EBITDA - Comparable (37)	43,094	36,139	187,325	158,998
Hotel EBITDA - Wyndham (8)	10,863	8,760	43,126	35,050
Hotel EBITDA Same-store (45)	$53,957	$44,899	$230,451	$194,048

Hotel EBITDA Margin - Comparable core (31)	25.3%	23.0%	26.7%	24.5%
Hotel EBITDA Margin - Non-strategic (6)(a)	30.0%	27.4%	30.7%	29.1%
Hotel EBITDA Margin - Comparable (37)	25.7%	23.3%	27.0%	24.9%
Hotel EBITDA Margin - Wyndham (8)	35.3%	35.7%	34.4%	33.7%
Hotel EBITDA Margin Same-store (45)	27.1%	25.0%	28.1%	26.1%

(a)	Excludes two hotels held for sale as of December 31, 2014, both of which were sold in February 2015.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Same-store operating revenue	$198,752	$179,385	$818,897	$743,487
Other revenue	436	396	3,606	3,430
Revenue from hotels disposed and held for sale(a)	7,479	34,433	99,084	146,519
Total revenue	206,667	214,214	921,587	893,436
Same-store operating expense	144,795	134,486	588,446	549,439
Consolidated hotel lease expense(b)	2,412	10,515	31,635	44,087
Unconsolidated taxes, insurance and lease expense	(637)	(1,720)	(5,503)	(7,456)
Corporate expenses	7,671	6,653	29,585	26,996
Depreciation and amortization	28,613	30,149	115,819	119,624
Impairment loss	—	—	—	24,441
Conversion expenses	—	—	—	1,134
Expenses from hotels disposed and held for sale(a)	6,095	26,661	76,461	111,055
Other expenses	4,078	1,913	17,952	8,749
Total operating expense	193,027	208,657	854,395	878,069
Operating income	$13,640	$5,557	$67,192	$15,367

(a)
During the year ended December 31, 2014, we disposed of 12 hotels that were not held for sale at December 31, 2013. We sold two held for sale hotels for $63.6 million subsequent to December 31, 2014. These hotels are considered held for sale on our December 31, 2014 balance sheet, as the purchasers each paid a non-refundable deposit toward the purchase price. Under recently issued GAAP accounting guidance, we included the operating performance for these hotels in continuing operations in our Consolidated Statements of Operations for the three months and years ended December 31, 2014 and 2013. However, for purposes of our Non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Reconciliation of Forecasted Net Income attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2015 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income attributable to FelCor(b)	$19.2		$28.6
Preferred dividends	(39.0)		(39.0)
Net income attributable to FelCor common stockholders	(19.8)	$(0.16)	(10.4)	$(0.08)
Depreciation(c)	120.3		121.1
FFO and Adjusted FFO	$100.5	$0.80	$110.7	$0.88

Net income attributable to FelCor(b)	$19.2		$28.6
Depreciation(c)	120.3		121.1
Interest expense(c)	86.0		87.8
Amortization expense	1.5		1.5
EBITDA	$227.0		$239.0
Amortization of stock compensation	7.5		7.5
Adjusted EBITDA	$234.5		$246.5

(a)	Weighted average shares are 126.3 million.

(b)	Excludes any gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

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Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

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Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

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Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

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Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation, which is included in corporate expenses and is not separately stated on our statements of operations. Excluding amortization of our fixed stock and directors’ compensation maintains consistency with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Fourth Quarter 2014 Operating Results
February 26, 2015

Use and Limitations of Non-GAAP Measures
We use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. As we present them, these non-GAAP financial measures may not be comparable to similar non-GAAP financial measures as presented by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

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